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                                                            EXHIBIT (99)C


                                     PROXY

                          FIRST PARK RIDGE CORPORATION


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST PARK RIDGE CORPORATION FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 1994 AND ANY ADJOURNMENT THEREOF.



 The undersigned, being a shareholder of First Park Ridge Corporation ("Park Ridge") hereby authorizes Jules M. Laser, Henry S. Frank and Stephen J. Schostok, and each of them as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Park Ridge (the "Special Meeting") to be held at Laser, Pokorny, Schwartz, Friedman & Economos, P.C., located at 205 N. Michigan Avenue, Suite 3800, Chicago, Illinois on September 9, 1994 at 10:00 a.m., local time, and at any adjournment of said Special Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


       Proposal to approve the Agreement and Plan of Merger, dated as of April 15, 1994, among First of America Bank Corporation, First of America Acquisition Company and First Park Ridge Corporation ("the Merger Agreement") and the Merger described therein both as described in the accompanying Prospectus/Proxy Statement.



                 / /  FOR     / /  AGAINST      / /  ABSTAIN



 In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting and upon such other matters as may properly come before the Special Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

 Shares of Common Stock of Park Ridge will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


 The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Park Ridge called for September 9, 1994 and a Prospectus/Proxy Statement for the Special Meeting prior to the signing of this proxy.


PLEASE CHECK ONE OF THE ABOVE BOXES INDICATING HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING PURSUANT TO THIS PROXY AND THEN DATE, SIGN AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


                                       DATED ________________________, 1994


                                       ____________________________________


                                       ____________________________________
                                       Please sign exactly as your names(s)
                                       appear(s) on this proxy. When signing
                                       in a representative capacity, please
                                       give title.